UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 8, 2016

Cole Credit Property Trust V, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Maryland	000-55437	46-1958593
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2325 East Camelback Road, Suite 1100, Phoenix, Arizona 85016
(Address of principal executive offices)
(Zip Code)

(602) 778-8700
(Registrant’s telephone number, including area code)

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On August 8, 2016, Cole Operating Partnership V, LP (“CCPT V OP”), the operating partnership of Cole Credit Property Trust V, Inc. (the “Company”), entered into a Sixth Modification Agreement (the “Sixth Modification”) by and among CCPT V OP, JPMorgan Chase Bank, N.A., as administrative agent, and the lender parties to the Modified Credit Agreement, as defined below. The Sixth Modification modifies the Company’s secured credit agreement, as described in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on May 1, 2014 and as modified from time to time (the “Modified Credit Agreement”). The Sixth Modification modifies the Modified Credit Agreement to, among other things, (i) provide that through December 30, 2016, multi-tenant properties cannot account for more than 35% of the unencumbered asset value (as defined in the Modified Credit Agreement) and thereafter cannot account for more than 25% of the unencumbered asset value and (ii) reduce the minimum consolidated net worth requirement (as defined in the Modified Credit Agreement) to not less than $150.0 million as of June 30, 2016 and thereafter not less than $150.0 million plus 75% of the equity interests issued by the Company after June 30, 2016.
The Sixth Modification contains customary representations, warranties and borrowing conditions. CCPT V OP paid certain fees under the Sixth Modification, including an up-front fee. Other than the modified terms described above, the material terms of the Modified Credit Agreement remain unchanged.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 2.03.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 12, 2016	COLE CREDIT PROPERTY TRUST V, INC.
	By:	/s/ Michael J. Bartolotta
	Name:	Michael J. Bartolotta
	Title:	Interim Chief Financial Officer and Treasurer
Principal Financial Officer

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